SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 8, 2024
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INSPIRE MEDICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38468	26-1377674
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5500 Wayzata Blvd., Suite 1600
Golden Valley, Minnesota 55416
(Address of principal executive offices) (Zip Code)

(844) 672-4357
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	INSP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On November 8, 2024, Inspire Medical Systems, Inc. (the “Company”) entered into an accelerated share repurchase (“ASR”) transaction under an agreement (the “ASR Agreement”) with Goldman Sachs & Co. LLC (“GS&Co.”), to repurchase an aggregate of $75.0 million (the “Repurchase Price”) of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The ASR transaction is being completed pursuant to a previously announced $150.0 million share repurchase program authorized by the Company’s Board of Directors.

Under the terms of the ASR Agreement, on November 12, 2024, the Company will pay the Repurchase Price and will receive Common Stock with an aggregate value of 80% of the Repurchase Price based on the closing share price of the Common Stock on November 8, 2024. The total number of shares to be repurchased under the ASR Agreement will be based on the arithmetic average of the daily volume-weighted average prices of the Common Stock during the term of the ASR transaction less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreement. Upon final settlement of the ASR transaction, the Company may be entitled to receive additional shares of Common Stock from GS&Co. or, under certain circumstances specified in the ASR Agreement, the Company may be required to deliver shares of Common Stock or make a cash payment, at its option, to GS&Co.

The ASR Agreement contains provisions customary for agreements of this type, including provisions for adjustments to the transaction terms, the circumstances generally under which the ASR transaction may be accelerated, extended or terminated early by GS&Co., and various acknowledgments, representations and warranties made by the parties to one another. The ASR transaction is scheduled to terminate in the first quarter of 2025.

Forward Looking Statements
This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements, including, without limitation, statements regarding the timing and amounts of anticipated payments by and shares to be received by the Company under the ASR Agreement, as well as the anticipated termination date of the ASR Agreement. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including the factors identified under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated by the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, and as such factors may be updated from time to time in the Company’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investors page of the Company’s website at www.inspiresleep.com. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPIRE MEDICAL SYSTEMS, INC.

Date:	November 12, 2024	By:	/s/ Bryan K. Phillips
Bryan K. Phillips
Sr. Vice President, General Counsel

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